 Filed Pursuant to Rule 424(B)(5)
 Registration No. 333-292051
PROSPECTUS SUPPLEMENT
(To prospectus dated December 10, 2025)
1,900,000 Shares
Common Stock

We are offering 1,900,000 shares of our common stock in this offering.
Our common stock is quoted on the New York Stock Exchange, or NYSE, under the symbol “STC.” On December 10, 2025, the last reported sale price of our common stock was $73.81 per share, as reported on the NYSE.

	Per Share	Total
Public offering price	$68.000	$129,200,000.00
Underwriting discounts and commissions(1)	$3.230	$6,137,000.00
Proceeds, before expenses, to Stewart Information Services Corporation	$64.770	$123,063,000.00

(1)
See “Underwriting” for a description of compensation payable to the underwriters.

The underwriters have the option to purchase up to an additional 285,000 shares of our common stock from us at the initial price to the public less the underwriting discounts and commissions.
The underwriters expect to deliver the shares against payment in New York on or about December 12, 2025.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement.
Neither the Securities and Exchange Commission, or the SEC, nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Lead Book-Running Manager	Book-Running Manager
Goldman Sachs & Co. LLC	Citizens Capital Markets
Co-Managers
Dowling & Partners Securities, LLC	Keefe, Bruyette & Woods A Stifel Company	Stephens Inc.
Prospectus supplement dated December 10, 2025.

PROSPECTUS SUPPLEMENT
PROSPECTUS
We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus or in the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.
If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include important information about us, the securities being offered and other information you should know before investing in our securities. You should also read and consider information in the documents to which we have referred you in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find Additional Information,” “Incorporation of Certain Information by Reference” and “Incorporation by Reference.”
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We take no responsibility for, and can provide no assurances as to the reliability of, any information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. In addition, we have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, any numerical discrepancies in any table between totals and sums of the amounts listed are due to rounding.
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus supplement, the words “Stewart,” “we,” “us,” “our,” the “Company” or similar references refer to Stewart Information Services Corporation and its subsidiaries. This prospectus supplement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or any related free writing prospectus are the property of their respective owners.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common stock offered by this prospectus supplement. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.
These documents are also available, free of charge, through the Investor Relations section of our website, which is located at www.stewart.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information on our website to be part of this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below (File No. 001-02658) and any future filings we make with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), between the date of this prospectus supplement and the termination of this offering:
•
Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 7, 2025, August 5, 2025 and November 6, 2025, respectively;

•
Current Reports on Form 8-K, as filed with the SEC on May 8, 2025, October 8, 2025 and November 7, 2025; and

•
The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 30, 2001, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Attention: Investor Relations
Stewart Information Services Corporation
1360 Post Oak Blvd. Suite 100
Houston, Texas 77056
Phone: (713) 625-8100

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are on file with the SEC and are incorporated herein by reference.
Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus supplement or the respective dates of documents incorporated by reference herein that include forward-looking statements.

CAUTIONARY STATEMENT REGARDING THE USE OF NON-U.S. GAAP MEASURES
This prospectus supplement, including documents incorporated by reference herein, contains financial measures that are not prepared in accordance with United States Generally Accepted Accounting Principles, or U.S. GAAP. These include: (1) adjusted revenues, which are reported revenues adjusted for any net realized and unrealized gains and losses; (2) adjusted net income attributable to Stewart, which is net income after earnings from noncontrolling interests, adjusted for any net realized and unrealized gains and losses and other non-operating costs such as acquisition intangible asset amortization, office closure costs and severance expenses, (3) adjusted pretax income, which is pretax income, adjusted for any net realized and unrealized gains and losses and other non-operating costs such as acquisition intangible asset amortization, office closure costs and severance expenses, (4) adjusted diluted earnings per share, which is calculated using adjusted net income attributable to Stewart divided by the diluted average shares outstanding, (5) adjusted pretax margin, which is calculated using adjusted pretax income divided by adjusted total revenues, (6) adjusted book value, which is total stockholders’ equity attributable to Stewart, adjusted for accumulated other comprehensive income or loss and (7) adjusted return on equity, which is calculated using adjusted net income attributable to Stewart divided by average adjusted book value. We view these measures as important performance measures of core profitability for our operations and as key components of our internal financial reporting. We believe investors benefit from having access to the same financial measures that we use. For further discussion of the limitations of these non-U.S. GAAP measures and for reconciliations to each of their most comparable U.S. GAAP measure, see footnotes one through four in the table under the heading “Summary Historical Consolidated Financial Information” elsewhere in this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-16 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.
Overview
Founded in 1893, we are a customer-focused, global title insurance and real estate services company offering products and services through our direct operations, network of approved agencies and other companies within the Stewart family. One of the largest title companies in the industry, we provide services to homebuyers and sellers, residential and commercial real estate professionals, mortgage lenders and servicers, title agencies, real estate attorneys and home builders. We also provide credit and real estate data services, valuation management services, online notarization and closing services, search services, home and personal insurance services, tax-deferred exchanges, and technology services to streamline the real estate process. We are headquartered in Houston, Texas and operate primarily throughout the United States and have regional offices in Canada, Australia and the United Kingdom.
Our companies are industry leaders in the spaces they operate in and while each is unique in service offerings, they all share a common belief in providing highest level of services through team focus and customer-centric mindset.
We currently report our business in three segments: title insurance and related services (title), real estate solutions, and corporate.
Title Segment
Title insurance and related services include the functions of searching, examining, closing and insuring the condition of the title to real property. The title segment also includes home and personal insurance services, Internal Revenue Code Section 1031 tax-deferred, or Section 1031, exchanges, and digital customer engagement platform services. Lenders in the United States generally require title insurance as a condition to making a loan on real estate, including securitized lending, as this assures lenders of the priority of their lien position on the real estate property. Also, the purchasers of the real estate property want insurance to protect against claims that may arise against the title to the property.
Title insurance revenues are closely related to the level of activity in the real estate markets we serve and the prices at which real estate sales are made. Real estate sales are directly affected by the availability and cost of money to finance purchases. Other factors include consumer confidence, demand by buyers, foreign currency exchange rates, supply chains, inventory and weather. In periods of low interest rates, loan refinancing transactions are also an important contributor to revenues. These factors may override the seasonal nature of the title business. Generally, our first quarter is the least active and our second and third quarters are the most active in terms of title insurance revenues.
The primary sources of title insurance business are attorneys, builders, developers, home buyers and home sellers, lenders, mortgage brokers, and real estate brokers and agents. Titles insured include residential and various asset classes of commercial properties, including but not limited to, energy-related projects, office, hotel, multi-family, industrial, retail, data centers, undeveloped acreage, farms and ranches.
Service, location, financial strength, company size, relationships and related factors affect customer orders. Increasing market share is accomplished primarily by providing superior service. The parties to a closing are concerned with accuracy, expertise, responsiveness, timeliness and cost. The rates charged to customers vary from state to state, and are regulated, to varying degrees and in different ways, in most states.
The financial strength and stability of the title underwriter are important factors in maintaining and increasing our business, particularly commercial business. We are rated as investment grade by the title industry’s leading rating agencies. Our wholly-owned and principal underwriter, Stewart Title Guaranty Company, or Guaranty, is currently rated “A-” by Fitch Ratings Ltd., “A-” by A.M. Best, and “A Double Prime” by Demotech Inc. These ratings are not credit ratings. Instead, the ratings are based on quantitative, and in some cases qualitative, information and reflect the conclusions of the rating agencies with respect to our financial strength, results of operations and ability to pay policyholder claims.
Title insurance statistics are compiled quarterly by the American Land Title Association, or ALTA, the title industry’s national trade association. Based on 2025 statutory premiums written through the six months ended June 30, 2025, Guaranty is one of the leading title insurers in the United States. Our largest competitors are Fidelity National Financial, Inc., or Fidelity National Financial, whose principal underwriters are Fidelity National Title Insurance Company and Chicago Title Insurance Company, First American Financial Corporation, or First American, which includes First American Title Insurance Company, and Old Republic Title Insurance Group, or Old Republic, which includes Old Republic National Title Insurance Company. We also compete with other title insurer companies, as well as abstractors, attorneys who issue title opinions and attorney-owned title insurance funds. A number of homebuilders, financial institutions, real estate brokers and others own or control title insurance agencies, some of which issue policies underwritten by Guaranty.
Title insurance companies are subject to comprehensive state regulations covering premium rates, agency licensing, policy forms, trade practices, reserve requirements, investments and the transfer of funds between an insurer and its parent or its subsidiaries and any similar related party transactions. Kickbacks and similar practices are prohibited by most state and federal laws. See “Risk Factors” herein.
Real Estate Solutions Segment
The real estate solutions segment supports the real estate mortgage industry by primarily providing credit and real estate information services, valuation management services, online notarization and closing solutions, and search services. We provide these services through Informative Research, Equimine (which operates as PropStream), Stewart Valuation Intelligence, NotaryCam, Inc., and Signature Closers, LLC. These companies are integral to our goal of streamlining the real estate and loan transaction lifecycle through end-to-end, customer-focused and technology-based solutions.
As in the title segment, real estate solutions revenues are closely related to the level of activity in the real estate market, including interest rates, new or refinancing origination activity, and home sales volumes. Companies that compete with our real estate solutions businesses vary across a wide range of industries and include the major title insurance underwriters mentioned above, as well as other title agents, appraisal management companies, and real estate technology and business process outsourcing providers.
Customers for our real estate solutions products and services primarily include mortgage lenders and servicers, mortgage brokers, realtors, and mortgage and real estate investors. Many of the services and products offered by our real estate solutions business are used by professionals and intermediaries who have been retained to assist consumers with the sale, purchase, mortgage, transfer, recording and servicing of real estate transactions. To that end, timely, accurate and compliant services are critical to our customers since these factors directly affect the service they provide to their customers. Financial strength, scale, robust processes to ensure legal and regulatory compliance, marketplace presence, high quality customer support, and reputation as a reliable, compliant solution are important factors in attracting new business.
Corporate Segment
The corporate segment is primarily comprised of the parent holding company and our centralized support services departments.

Recent Developments
On December 10, 2025, SISCO Holdings, LLC, our wholly owned subsidiary, completed its previously announced acquisition of the mortgage services of Mortgage Contracting Services, or MCS, a property preservation services provider, for a cash purchase price of $330 million. As part of the agreement, we acquired all the operations and technology supporting mortgage services and lenders in MCS’s property preservation efforts. The newly acquired division of MCS will continue to operate as a standalone company as part of the real estate solutions segment of our business.
Company Information
Our principal executive offices are located at 1360 Post Oak Blvd. Suite 100, Houston, Texas 77056, and our telephone number is (713) 625-8100. We maintain a website on the Internet at http://www.stewart.com. Our common stock trades on the NYSE under the symbol “STC.” Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

THE OFFERING
Common Stock Offered by Us
1,900,000 shares.
Option to Purchase Additional Shares of Common Stock
We have granted the underwriters an option to purchase up to 285,000 additional shares of common stock. The underwriters may exercise this option at any time within 30 days from the date of this prospectus supplement.
Common stock Outstanding Following the Offering
29,919,626 shares (or 30,204,626 shares if the underwriters exercise their option to purchase additional shares in full).
Use of Proceeds
The net proceeds from this offering will be approximately $122.4 million (or approximately $140.8 million if the underwriters exercise their option to purchase additional shares in full), after deducting underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including one or more potential acquisition opportunities. As of the date of this prospectus supplement, we have not entered into any definitive agreements with respect to any material potential acquisitions at this time and cannot assure you that we will enter into any such definitive agreements. These expectations are subject to change. See “Use of Proceeds” beginning on page S-19 of this prospectus supplement. Pending these uses, we intend to invest the net proceeds in high-quality, investment-grade instruments.
Dividend Policy
We declared a quarterly dividend of $0.475, $0.475, $0.50 and $0.50 per share of common stock for the four quarters of the fiscal year ended December 31, 2024, respectively, and $0.50, $0.50 and $0.525 per share of common stock for the first three quarters of the fiscal year ending December 31, 2025, respectively. On December 1, 2025, we declared a quarterly cash dividend of $0.525 per share of common stock for the fourth quarter of the fiscal year ending December 31, 2025 payable on December 30, 2025 to holders of record at the close of business on December 15, 2025. Purchasers of shares of our common stock in this offering, should they be record holders of our common stock on December 15, 2025, will be entitled to receive this dividend with respect to such shares.
We expect to continue to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any. See “Dividend Policy.”
NYSE Symbol
STC

Risk Factors
Investing in our securities involves risks. See “Risk Factors” beginning on page S-16 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.
The number of shares of our common stock to be outstanding after the offering is based on 28,019,626 shares of common stock outstanding as of September 30, 2025, and excludes:
•
503,477 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $42.32 per share;

•
569,301 shares of common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of September 30, 2025;

•
1,112,169 shares of common stock reserved for future issuance under our 2020 Incentive Plan as of September 30, 2025; and

•
499,329 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2025.

Except as otherwise indicated, all information in this prospectus supplement assumes:
•
no exercise by the underwriters of their option to purchase up to 285,000 additional shares of common stock in this offering; and

•
no exercise of stock options or vesting or settlement of RSUs after September 30, 2025.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data as of and for the years ended December 31, 2024, 2023 and 2022 is derived from our audited consolidated financial statements and related notes, which are incorporated by reference herein. The summary historical consolidated financial data as of and for the nine months ended September 30, 2025 and 2024 is derived from our unaudited consolidated financial statements and related condensed notes, which are incorporated by reference herein. Our historical results are not necessarily indicative of the results to be expected for future periods, and our results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any other future period. The summary historical consolidated financial data does not contain all of the information you should consider before deciding whether to invest in our common stock and should be read in conjunction with the sections entitled “Capitalization” and “Risk Factors” in this prospectus supplement, our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or the 2025 Annual Report, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, or our Q3 2025 Quarterly Report, and our historical consolidated financial statements and related notes thereto, which are incorporated by reference herein.
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In thousands, except per share data)
Income Data:
Revenues
Title revenues:
Direct title revenues	$822,631	$736,774	$1,020,380	$962,674	$1,246,258
Agency title revenues	928,989	764,081	1,043,173	985,989	1,466,243
Real estate solutions and other	326,334	271,561	358,559	263,577	335,850
Operating Revenues	2,077,954	1,772,416	2,422,112	2,212,240	3,048,351
Investment income	43,733	40,833	55,370	45,135	22,421
Net realized and unrealized gains (losses)	9,394	11,238	12,937	(34)	(1,476)
	2,131,081	1,824,487	2,490,419	2,257,341	3,069,296
Expenses
Amounts retained by agencies	773,012	634,083	864,807	813,519	1,208,307
Employee costs	605,240	545,987	745,405	712,794	802,001
Other operating expenses	519,605	444,890	603,959	507,701	648,022
Title losses and related claims	58,701	59,754	80,411	80,282	102,733
Depreciation and amortization	45,863	46,062	61,612	62,447	57,178
Interest	14,812	14,768	19,914	19,737	18,403
	2,017,233	1,745,544	2,376,108	2,196,480	2,836,644
Income before taxes and noncontrolling interests	113,848	78,943	114,311	60,861	232,652
Income tax expense	(24,600)	(17,999)	(26,155)	(15,263)	(50,864)
Net Income	89,248	60,944	88,156	45,598	181,788
Less net income attributable to noncontrolling interests	9,990	10,375	14,846	15,159	19,483
Net income attributable to Stewart	79,258	50,569	73,310	30,439	162,305
Diluted earnings per share attributable to Stewart	2.79	1.80	2.61	1.11	5.94
Diluted average shares outstanding	28,386	28,069	28,129	27,520	27,347

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In millions, except per share and percentage data)
Other Financial Data:
Adjusted revenues(1)	2,121.7	1,813.2	2,477.5	2,257.3	3,031.6
Adjusted net income attributable to Stewart(2)	91.6	62.8	94.4	66.6	205.4
Adjusted diluted earnings per share attributable to Stewart(2)	3.23	2.24	3.35	2.42	7.51
Adjusted pretax income(3)	130.6	95.5	142.8	108.5	289.3
Adjusted pretax margin(3)	6.2%	5.3%	5.8%	4.8%	9.5%
Adjusted book value(4)	1,497.9	1,431.4	1,445.5	1,406.6	1,413.5
Adjusted ROE(4)	8.4%	5.6%	6.6%	4.7%	15.2%

(1)
Adjusted revenues represent reported revenues adjusted for any net realized and unrealized gains and losses. Management views this measure as an important performance measure for its operations and as a key component of its internal financial reporting. We disclose adjusted revenues, which is a non-U.S. GAAP measure, because management believes investors benefit from having access to the same financial measures that management uses. We use adjusted revenues to evaluate our income performance. You should not consider adjusted revenues as an alternative to total revenue, determined in accordance with U.S. GAAP. See “Cautionary Statement Regarding the Use of Non-U.S. GAAP Measures.”

The most directly comparable U.S. GAAP measure to adjusted revenues is total revenues. The following table is a reconciliation of our total revenues to adjusted revenues for the periods presented (amounts may not add as presented due to rounding):
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In millions)
Total revenues	2,131.1	1,824.5	2,490.4	2,257.3	3,069.3
Net realized and unrealized (gains) losses	(9.4)	(11.2)	(12.9)	—	1.5
Other adjustments	—	—	—	—	(39.2)
Adjusted revenues	2,121.7	1,813.2	2,477.5	2,257.3	3,031.6

(2)
Adjusted net income attributable to Stewart represents net income after earnings from noncontrolling interests, adjusted for net realized and unrealized gains and losses and other non-operating costs such as acquisition intangible asset amortization, office closure costs and severance expenses. We disclose adjusted net income attributable to Stewart, which is a non-U.S. GAAP measure, because management believes investors benefit from having access to the same financial measures that management uses. We use adjusted net income attributable to Stewart to evaluate our income performance. Adjusted diluted earnings per share attributable to Stewart represents adjusted net income attributable to Stewart divided by diluted average shares outstanding. We disclose adjusted diluted earnings per share, which is a non-U.S. GAAP measure, because management believes investors benefit from having access to the same financial measures that management uses. We use adjusted diluted earnings per share to evaluate our income performance. You should not consider adjusted net income attributable to Stewart and adjusted diluted earnings per share attributable to Stewart as alternatives to net income attributable to Stewart or diluted earnings per share attributable to Stewart, respectively, in each case determined in accordance with U.S. GAAP. See “Cautionary Statement Regarding the Use of Non-U.S. GAAP Measures.”

The most directly comparable U.S. GAAP measures to adjusted net income attributable to Stewart and adjusted diluted earnings per share attributable to Stewart are net income attributable to Stewart and diluted earnings per share per share attributable to Stewart, respectively. The following table is a reconciliation of our net income attributable to Stewart and diluted earnings per share per share attributable to Stewart to adjusted net income attributable to Stewart and adjusted diluted earnings per share attributable to Stewart, respectively, for the periods presented:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In millions, except per share data)
Net income attributable to Stewart	79.3	50.6	73.3	30.4	162.3
Non-GAAP pretax adjustments:
Net realized and unrealized (gains) losses	(9.4)	(11.2)	(12.9)	—	1.5
Acquisition intangible asset amortization	25.2	25.1	33.6	36.0	33.3
Office closure costs and severance expenses	1.0	2.7	7.7	10.4	14.4
Other adjustments	—	—	—	1.2	7.4
Net tax effects of non-GAAP adjustments	(4.4)	(4.3)	(7.4)	(11.4)	(13.6)
Non-GAAP adjustments, after taxes	12.4	12.3	21.1	36.2	43.1
Adjusted net income attributable to Stewart	91.6	62.8	94.4	66.6	205.4
Diluted average shares outstanding	28.4	28.1	28.1	27.5	27.3
Adjusted diluted earnings per share attributable to Stewart	3.23	2.24	3.35	2.42	7.51

(3)
Adjusted pretax income represents pretax income, adjusted for net realized and unrealized gains and losses and other non-operating costs such as acquisition intangible asset amortization, office closure costs and severance expenses. Adjusted pretax margin represents adjusted pretax income divided by adjusted revenues, as presented above. We disclose adjusted pretax income and adjusted pretax margin, which are non-U.S. GAAP measures, because management believes investors benefit from having access to the same financial measures that management uses. We use adjusted pretax income and adjusted pretax margin to evaluate our income performance. You should not consider adjusted pretax income and adjusted pretax margin as alternatives to pretax income and pretax margin, respectively, in each case determined in accordance with U.S. GAAP. See “Cautionary Statement Regarding the Use of Non-U.S. GAAP Measures.”

The most directly comparable U.S. GAAP measures to adjusted pretax income and adjusted pretax margin are pretax income and pretax margin, respectively. The following table is a reconciliation of our pretax income to adjusted pretax income and a calculation of the adjusted pretax margin for the periods presented:
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In millions, except pretax margin data)
Pretax income	113.8	78.9	114.3	60.9	232.7
Non-GAAP adjustments:
Net realized and unrealized (gains) losses	(9.4)	(11.2)	(12.9)	—	1.5
Acquisition intangible asset amortization	25.2	25.1	33.6	36.0	33.3
Office closure costs and severance expenses	1.0	2.7	7.7	10.4	14.4
Other adjustments	—	—	—	1.2	7.4
Non-GAAP adjustments	16.8	16.6	28.4	47.6	56.6
Adjusted pretax income	130.6	95.5	142.8	108.5	289.3
Adjusted revenues	2,121.7	1,813.2	2,477.5	2,257.3	3,031.6
Adjusted pretax margin	6.2%	5.3%	5.8%	4.8%	9.5%

(4)
Adjusted book value represents stockholders’ equity attributable to Stewart, adjusted for accumulated other comprehensive losses. Adjusted return on equity, or adjusted ROE, represents adjusted net income attributable to Stewart (on an annualized basis) divided by average adjusted book value. We disclose adjusted book value and adjusted ROE, which are non-U.S. GAAP measures, because management believes investors benefit from having access to the same financial measure that management uses. We use adjusted book value and adjusted ROE to evaluate our income performance. You should not consider adjusted book value and adjusted ROE as alternatives to stockholders’ equity attributable to Stewart and return on stockholders’ equity, respectively, in each case determined in accordance with U.S. GAAP. See “Cautionary Statement Regarding the Use of Non-U.S. GAAP Measures.”

The most directly comparable U.S. GAAP measure to adjusted booked value and adjusted ROE are stockholders’ equity attributable to Stewart and return on stockholders’ equity, respectively. The following table is a reconciliation of our adjusted book value to stockholders’ equity attributable to Stewart and a calculation of the adjusted ROE for the periods presented:

	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2025	2024	2024	2023	2022
	(In millions, except ROE data)
Adjusted net income attributable to Stewart	91.6	62.8	94.4	66.6	205.4
Stockholders’ equity attributable to Stewart	1,473.4	1,407.1	1,402.1	1,371.4	1,362.2
Add: Accumulated other comprehensive losses	24.5	24.3	43.4	35.2	51.3
Adjusted book value	1,497.9	1,431.4	1,445.5	1,406.6	1,413.5
Average adjusted book value	1,464.7	1,421.0	1,426.1	1,410.1	1,347.6
Adjusted ROE(1)	8.4%	5.6%	6.6%	4.7%	15.2%

(1)
Adjusted ROE was calculated on an annualized basis using adjusted net income attributable to Stewart of $31.5 million and $16.6 million for the quarters ended December 31, 2024 and 2023, respectively.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our 2024 Annual Report and 2025 Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, June 30, 2025 and March 31, 2025, before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, June 30, 2025 and March 31, 2025 are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.
Risks Related to this Offering and Our Common Stock
The price of our common stock historically has been volatile, which may affect the price at which you could sell the common stock.
The market price for our common stock has varied in the twelve-month period ended December 10, 2025, between a high price of $78.61 on November 25, 2025 and a low price of $56.39 on July 16, 2025. This volatility may affect the price at which you could sell the common stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2025, June 30, 2025 and March 31, 2025 or in future periodic reports; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.
We have broad discretion in determining the use of the net proceeds from this offering and our existing cash and may not use them effectively.
Our management will have broad discretion in determining the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash, and you will be relying on the judgment of our board of directors and management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our board of directors and management may not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which could cause our stock price to decline. Pending these uses, we intend to invest the remaining net proceeds in high-quality, investment- grade instruments. These investments may not yield a favorable return.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.
Investors purchasing shares of common stock in this offering will pay a price per share that substantially exceeds the book value per share of common stock, after giving effect to this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of common stock or common stock-related securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution.

Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock.
The market price of our common stock may be adversely affected by market conditions affecting the stock markets in general.
Market conditions may result in volatility in the level of, and fluctuations in, market prices of stocks generally and, in turn, our common stock, which may be unrelated or disproportionate to changes in our operating performance. Any actual or perceived weakness in the economy in general could increase the volatility of the stock market, which may adversely affect the market price of our common stock.
If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.
The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or change their views regarding the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.
Anti-takeover provisions in our charter and bylaws and Delaware law may delay or prevent an acquisition of our company.
Our restated certificate of incorporation, bylaws and Delaware law contain provisions that may have the effect of delaying or preventing a change in control of us or changes in our management. Our restated certificate of incorporation and bylaws include provisions that:
•
allow our board of directors to use, under certain circumstances, preferred stock as a method of discouraging, delaying or preventing a change of control of Stewart (by means of a merger, tender offer, proxy contest or otherwise);

•
require a stockholder to submit written notice of any director nomination to our Corporate Secretary not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary of the immediately preceding annual meeting;

•
allow our board of directors to adopt, amend or repeal our bylaws, subject to limitations under Delaware law;

•
authorize additional common stock at such times, under such circumstances and with such terms and conditions as may impede a change in control of Stewart; and

•
require that special meetings of stockholders be called only by the Chairman of our board of directors, Chief Executive Officer, board of directors, or at the request in writing of stockholders owning twenty-five percent (25%) or more of the entire capital stock of Stewart issued and outstanding and entitled to vote.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.
In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us in certain circumstances.

Any provision of our amended and restated certificate of incorporation or amended and restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock. See “Description of Capital Stock — Anti-Takeover Provisions.”

USE OF PROCEEDS
The net proceeds from the sale of shares of common stock that we are selling in this offering will be approximately $122.4 million, or approximately $140.8 million if the underwriters exercise their option to purchase up to 285,000 additional shares of common stock in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering for working capital and other general corporate purposes, including one or more potential acquisition opportunities. As of the date of this prospectus supplement, we have not entered into any definitive agreements with respect to any material potential acquisitions at this time and cannot assure you that we will enter into any such definitive agreements. These expectations are subject to change. Pending these uses, we intend to invest the net proceeds in high-quality, investment-grade instruments.

CAPITALIZATION
The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2025:
•
on an actual basis; and

•
on an as adjusted basis to give effect to the sale and issuance of 1,900,000 shares of our common stock offered by us in this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses.

This table should be read in conjunction with our financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of the prospectus supplement entitled “Where You Can Find More Information.”
	September 30, 2025
	Actual	As Adjusted
	(unaudited) (in thousands, except share and per share data)
Cash and cash equivalents	188,518	310,899
Short-term investments	44,647	44,647
Investments, at fair value	694,818	694,818
Notes payable	446,141	446,141
Stockholders’ equity:
Common stock ($1 par value) per share and additional paid-in capital, 51,500,000 shares authorized, 28,019,626 shares issued and outstanding, actual, 51,500,000 shares authorized, 29,919,626 shares issued and outstanding, as adjusted	375,285	497,666
Retained earnings	1,125,293	1,125,293
Accumulated other comprehensive income (loss):
Foreign currency translation adjustments	(24,156)	(24,156)
Net unrealized losses on debt securities investments	(338)	(338)
Treasury stock – 352,161 common shares, at cost	(2,666)	(2,666)
Stockholders’ equity attributable to Stewart	1,473,418	1,595,799
Noncontrolling interests	8,492	8,492
Total stockholders’ equity (28,019,626 shares, actual, 29,919,626 shares, as adjusted)	1,481,910	1,604,291
Total capitalization	1,928,051	2,050,432
The number of shares of our common stock to be outstanding after the offering is based on 28,019,626 shares of common stock outstanding as September 30, 2025, and excludes:
•
503,477 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2025, at a weighted average exercise price of $42.32 per share;

•
569,301 shares of common stock issuable upon the vesting of restricted stock units, or RSUs, outstanding as of September 30, 2025;

•
1,112,169 shares of common stock reserved for future issuance under our 2020 Incentive Plan as of September 30, 2025; and

•
499,329 shares of common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan as of September 30, 2025.

DESCRIPTION OF CAPITAL STOCK
This section describes certain provisions of our charter and bylaws governing our common stock and our ability to issue preferred stock. This description also summarizes relevant provisions of Delaware law. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Delaware law and our restated certificate of incorporation and bylaws.
In addition to the summary that follows, we encourage you to review our restated certificate of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.
General
We have two classes of capital stock authorized:
•
51,500,000 shares of common stock, $1.00 par value, of which 28,019,626 shares were issued and outstanding at September 30, 2025; and

•
1,000,000 shares of preferred stock, $0.001 par value, none of which were issued and outstanding at December 31, 2024.

Common Stock
Preemptive Rights
The holders of our common stock do not have preemptive or other rights to subscribe for additional shares of our capital stock or any security convertible into such shares.
Dividend Rights and Restrictions
The holders of our common stock are entitled to receive, when, as, and if declared by our board of directors, dividends out of funds legally available, payable in cash, stock, or otherwise.
Liquidation Rights
In the event of our liquidation, dissolution, or voluntary or involuntary winding up, the holders of our common stock are entitled to share ratably in the distribution of all our assets remaining after the payment of debts and expenses.
Voting Rights
Each holder of our common stock is entitled to one vote for each share of stock on all matters voted on by our stockholders. No holder of our common stock has the right of cumulative voting at any election of directors.
Preferred Stock
Our board of directors is authorized to establish, from the authorized shares of preferred stock, one or more classes or series of shares, to designate each such class and series, and to fix the rights and preferences of each such class and series. Each such class or series of preferred stock shall have such voting powers (full or limited or no voting powers), such preferences and relative, participating, optional or other special rights, and such qualifications, limitations, or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by our board of directors prior to the issuance of any shares thereof. The preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing our change of control (by means of a merger, tender offer, proxy contest or otherwise). The issuance of preferred stock to persons friendly to our board of directors could also make it more difficult to remove incumbent directors or management from office even if such a change would be favorable to our stockholders generally.

Anti-Takeover Provisions
Certain provisions in our restated certificate of incorporation and bylaws may make it less likely that our management would be changed or that someone would acquire voting control of Stewart without the consent of our board of directors. These provisions may delay, deter or prevent tender offers or takeover attempts that stockholders may believe are in their best interests, including tender offers or other takeover proposals that might allow stockholders to receive premiums over the market price of their common stock.
Issuance of Preferred Stock
As discussed above, our board of directors could issue, under certain circumstances, preferred stock as a method of discouraging, delaying or preventing a change of control of Stewart (by means of a merger, tender offer, proxy contest or otherwise).
Advance Notice Requirements for Director Nominations
Our stockholders may nominate candidates for our board of directors; however, a stockholder must follow the advance notice procedures described in our bylaws. In general, a stockholder must submit a written notice of the nomination to our Corporate Secretary not less than ninety (90) days nor more than one-hundred and twenty (120) days prior to the anniversary of the immediately preceding annual meeting.
Directors’ Ability to Amend Bylaws
Our board of directors may adopt, amend or repeal our bylaws, subject to limitations under Delaware law.
Additional Authorized Shares of Common Stock
Additional shares of authorized common stock available for issuance under our restated certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control of Stewart.
Special Meeting of Stockholders
Our bylaws provide that special meetings of stockholders may be called only by our Chairman of the Board, Chief Executive Officer, board of directors, or at the request in writing of stockholders owning twenty-five percent (25%) or more of the entire capital stock of Stewart issued and outstanding and entitled to vote. Such provisions, together with the other anti-takeover provisions described in this section, could have the effect of discouraging a third party from initiating a proxy contest, making a tender or exchange offer or otherwise attempting to obtain control of Stewart.
Delaware Anti-Takeover Law
Under Section 203 of the Delaware General Corporation Law, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless (1) the corporation has elected in its certificate of incorporation or bylaws not to be governed by the Delaware anti-takeover law (Stewart has not made such an election), (2) either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the stockholder became an interested stockholder, (3) upon consummation of the transaction that made the stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employees do not have a right to determine confidentially whether to tender or vote stock held by the plan), or (4) the business combination was approved by the board of directors of the corporation and ratified by 66 2∕3% of the voting stock which the interested stockholder did not own.
The three-year prohibition does not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors.
The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporations or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as a stockholder who becomes the beneficial owner of 15% or more of a Delaware corporation’s voting stock. Section 203 could have the effect of delaying, deferring or preventing a change in control of Stewart.
Transfer Agent
The Transfer Agent and Registrar for the common stock is Computershare, and its address is P.O. Box 43078, Providence, RI 02940-3078.

DIVIDEND POLICY
We declared a quarterly dividend of $0.475, $0.475, $0.50 and $0.50 per share of common stock for the four quarters of the fiscal year ended December 31, 2024, respectively, and $0.50, $0.50 and $0.525 per share of common stock for the first three quarters of the fiscal year ending December 31, 2025, respectively. On December 1, 2025, we declared a quarterly cash dividend of $0.525 per share of common stock for the fourth quarter of the fiscal year ending December 31, 2025 payable on December 30, 2025 to holders of record at the close of business on December 15, 2025. Purchasers of shares of our common stock in this offering, should they be record holders of our common stock on December 15, 2025, will be entitled to receive this dividend with respect to such shares.
We expect to continue to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES FOR
NON-U.S. HOLDERS OF COMMON STOCK
The following are the material U.S. federal income and estate tax consequences of the ownership and disposition of our common stock acquired in this offering by a “Non-U.S. Holder” that does not own, and has not owned, actually or constructively, more than 5% of our common stock. You are a Non-U.S. Holder if for U.S. federal income tax purposes you are a beneficial owner of our common stock that is:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

You are not a Non-U.S. Holder if you are a nonresident alien individual present in the United States for 183 days or more in the taxable year of disposition, or if you are a former citizen or former resident of the United States for U.S. federal income tax purposes. If you are such a person, you should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of our common stock.
If you are a partnership for U.S. federal income tax purposes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and your activities.
This discussion is based on the Internal Revenue Code of 1986, as amended to the date hereof, or the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including alternative minimum tax and Medicare contribution tax consequences and does not address any aspect of state, local or non-U.S. taxation, or any taxes other than income and estate taxes. You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Dividends
Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital, which will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of our common stock, as described below under “— Gain on Disposition of Our Common Stock.”
Dividends paid to you generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding (subject to the discussion below under “— FATCA”), you will be required to provide a properly executed applicable Internal Revenue Service, or the IRS, Form W-8 certifying your entitlement to benefits under a treaty.
If dividends paid to you are effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on the dividends in the same manner as a U.S. person. In this case, you will be exempt from the withholding tax discussed in the preceding paragraph, although you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.

Gain on Disposition of Our Common Stock
Subject to the discussions below under “— Information Reporting and Backup Withholding” and “— FATCA,” you generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), or

•
we are or have been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period preceding the disposition or your holding period, whichever period is shorter, and our common stock has ceased to be regularly traded on an established securities market as defined by applicable Treasury Regulations.

We believe that we are not, and do not anticipate becoming, a United States real property holding corporation.
If you recognize gain on a sale or other disposition of our common stock that is effectively connected with your conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by you in the United States), you will generally be taxed on such gain in the same manner as a U.S. person. You should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of our common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a corporation.
Information Reporting and Backup Withholding
Information returns are required to be filed with the IRS in connection with payments of dividends on our common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of our common stock. You may be subject to backup withholding on payments on our common stock or on the proceeds from a sale or other disposition of our common stock unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable IRS Form W-8 certifying your non-U.S. status will permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
FATCA
Provisions of the Code commonly referred to as “FATCA” may require withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Additionally, a 30% withholding tax would have applied to payments of gross proceeds of dispositions of our common stock on or after January 1, 2019; however, proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally may obtain a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). You should consult your tax adviser regarding the effects of FATCA on your investment in our common stock.
Federal Estate Tax
Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, our common stock will be treated as U.S.-situs property subject to U.S. federal estate tax.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Goldman Sachs & Co. LLC is acting as the representative, have severally agreed to purchase, and we have agreed to sell to them, the number of shares indicated below:
Name	Number of Shares
Goldman Sachs & Co. LLC	1,235,000
Citizens JMP Securities, LLC	380,000
Dowling & Partners Securities, LLC	95,000
Keefe, Bruyette & Woods, Inc.	95,000
Stephens Inc.	95,000
Total	1,900,000
The underwriters are collectively referred to as the “underwriters.” The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares described below.
The underwriters initially propose to offer part of the shares of common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $1.938 per share under the public offering price. After the initial offering of the shares of common stock, the offering price and other selling terms may from time to time be varied by the underwriters.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 285,000 additional shares of common stock at the public offering price listed on the cover page of this prospectus supplement, less underwriting discounts and commissions. To the extent the option is exercised, each underwriter will become obligated to purchase, subject to certain conditions, a number of additional shares of our common stock in approximately the same proportion as shown in the table above.
Underwriting Discount
The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 285,000 additional shares of common stock.
		Total
	Per Share	No Exercise	Full Exercise
Public offering price	$68.000	$129,200,000.00	$148,580,000.00
Underwriting discounts and commissions	$3.230	$6,137,000.00	$7,057,550.00
Proceeds, before expenses, to us	$64.770	$123,063,000.00	$141,522,450.00
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $0.68 million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Listing
Our common stock is listed on the NYSE under the trading symbol “STC.”
Electronic Prospectus Delivery
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.
No Sales of Similar Securities
We, our directors and officers have agreed that, without the prior written consent of Goldman Sachs & Co. LLC, we will not, during the period ending 90 days after the date of this prospectus supplement, and our directors and officers will not, during the period ending 60 days after the date of this prospectus supplement (such applicable period, the “restricted period”):
•
offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any of our securities that are substantially similar to the shares to be sold pursuant to this offering, including but not limited to any options or warrants to purchase shares of common stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any such substantially similar securities;

•
enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities; or

•
or publicly disclose the intention to enter into any such swap or other arrangement described in the bullets above whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, we and each such person agrees that, without the prior written consent of Goldman Sachs & Co. LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.
The restrictions described in the immediately preceding paragraph to do not apply to:
•
the sale of shares to the underwriters;

•
the issuance by us of shares of common stock upon the exercise (including “net” or “cashless” exercise) of an option or warrant or the vesting or settlement (including “net” settlement) of a performance stock unit or RSU pursuant to any employee stock option plan, incentive plan, stock plan or dividend reinvestment plan existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus supplement;

•
the filing by us of a registration statement on Form S-8 or a successor form thereto;

•
the facilitation of establishing a trading plan for any of our officers or directors pursuant to Rule 10b5-1 under the Exchange Act for the transfer of any shares of common stock, provided that such plan does not provide for the transfer or sale of shares of common stock by any of our officers or directors to the extent prohibited by any “lock-up” agreement entered into in accordance with the underwriting agreement;
•
the entry into an agreement providing for the issuance by us of shares of common stock or any security convertible into or exercisable for shares of common stock in connection with the acquisition by us or any of our subsidiaries of the securities, business, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by us in connection with such acquisition, and the issuance of any such securities pursuant to any such agreement, provided that in the case of this clause, the aggregate number of shares of common stock that we may sell or issue pursuant to this clause shall not exceed 5% of the total number of shares of our common stock issued and outstanding immediately following the completion of the transactions contemplated by the underwriting agreement and all recipients of shares of common stock or any security convertible into or exercisable for shares of common stock shall enter into a “lock-up” agreement with the underwriters;

•
the exercise of an option to purchase shares of common stock granted under any existing equity incentive plan, stock option plan, stock bonus plan or stock purchase plan of the Company after the completion of the offering of the shares, provided that the underlying shares of common stock shall continue to be subject to the restrictions on transfer set forth in a “lock-up” agreement with the underwriters, and provided, further that, if a filing under the Exchange Act is required, a statement will be included in such filing to the effect that the filing relates to the exercise of a stock option, that no shares of common stock were sold and that the shares of common stock received upon exercise of the stock option are subject to restrictions on transfer set forth in a “lock-up” agreement with the underwriters;

•
the transfers of shares of common stock or any security convertible into or exchangeable for common stock as a bona fide gift;

•
the transfers of shares of common stock or any security convertible into or exchangeable for common stock (i) by will or intestacy or (ii) to any trust for the direct or indirect benefit of the transferor or the immediate family of the transferor;

•
if the transferor is a corporation, partnership, limited liability company, trust or other business entity (i) transfers to any corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the transferor or (ii) the distributions of shares of common stock or any security convertible into or exercisable for common stock to limited partners, limited liability company members or stockholders of the transferor;

•
distributions by a trust for the direct or indirect benefit of the transferor or immediate family of the transferor, to its beneficiaries;

•
the disposition of shares of common stock to us in a transaction exempt from Section 16(b) of the Exchange Act solely in order to satisfy the payment of taxes due with respect to the settlement of restricted stock units or the exercise of stock options, insofar as such restricted stock unit or stock option is outstanding as of the date of this prospectus supplement, provided that any public filing under the Exchange Act shall clearly indicate in the footnotes thereto that no shares of common stock were sold by the reporting person and that such disposition was solely for the purpose of satisfying the payment of taxes;

•
the transfers or sales of shares of common stock pursuant to any contract, instruction or plan complying with Rule 10b5-1 promulgated under the Exchange Act (a “10b5-1 Plan”) that has been entered into by the transferor prior to the date of this prospectus supplement and not hereafter modified, provided that any filing required to be made under Section 16(a) of the Exchange Act as a result of such transfer or sale shall state that such transfer or sale is pursuant to a 10b5-1 Plan;

•
the establishment of a 10b5-1 Plan, provided that such plan does not provide for the transfer or sale of shares of common stock during the restricted period; and

•
the transfer of shares of common stock or any security convertible into or exercisable or exchangeable for common stock, after the completion of this offering, pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors, involving a change of control of the Company, provided, that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the common stock owned by the transferor shall remain subject to the restrictions contained in the “lock-up” agreement.

Goldman Sachs & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the “lock-up” agreements described above in whole or in part at any time.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may over-allot shares of common stock or effect transactions with a view to supporting the market price of such shares at a level higher than that which might otherwise prevail; however, stabilization may not necessarily occur. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offering is made, and, if begun, may cease at any time. Any stabilization action or over-allotment must be carried out in accordance with applicable laws and rules. The underwriters may purchase and sell shares in the open market, including through short sales and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering.
The underwriters have advised us that they also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the shares. As a result, the price of such shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, including acting as underwriters, managers, agents, swap providers, arrangers or issuing and paying agents, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve our securities and/or instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares of common stock offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the shares of common stock offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to such shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of such shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation provided that no such offer of such shares shall require us or Goldman Sachs & Co. LLC to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any such shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with each of us and Goldman Sachs & Co. LLC that it is a qualified investor.
In the case of any such shares being offered to a financial intermediary as that term is used in Article 1(4) of the Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that such shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any such shares to the public, other than their offer or resale in Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale. The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters be permitted to acquire such shares in the offer.
For the purposes of this provision, the expression an “offer to the public” in relation to any such shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any such shares to be offered so as to enable an investor to decide to purchase or subscribe for any such shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129. Solely for the purposes of the product governance requirements contained within: (a) EU Directive 2014/65/EU on Markets in Financial Instruments, as amended (“MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (a “Manufacturer”) (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, such shares have been subject to a product approval process, which has determined that: (i) the target market for such shares is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of such shares to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending such shares (a “distributor”) should into consideration the Manufacturer’s target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the Manufacturer’s target market assessment) and determining appropriate distribution channels.
United Kingdom
No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to such shares which has been approved by the Financial Conduct Authority, except that offers of such shares may be made to the public in the United Kingdom at any time:
(i)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation

(ii)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(iii)
in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000, or the FSMA;

provided that no such offer of such shares shall require us or Goldman Sachs & Co. LLC to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any such shares to be offered so as to enable an investor to decide to purchase or subscribe for any such shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
In addition, in the United Kingdom, this prospectus supplement is for distribution only to, and is directed only at, persons who are “qualified investors” (as defined in the UK Prospectus Regulation) who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended the “Financial Promotion Order”) and/or (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order(all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
The shares of our common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Solely for the purposes of our obligations pursuant to Section 309B of the SFA, we have determined, and hereby notify all relevant persons (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018, or the CMP Regulations, that the shares are “prescribed capital markets products” (as defined in the CMP Regulations) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and the accompanying prospectus contain general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice.
Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to us, the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

LEGAL MATTERS
Certain legal matters with respect to the securities offered by this prospectus supplement will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Cravath, Swaine & Moore LLP, New York, New York.
EXPERTS
The consolidated financial statements of Stewart Information Services Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS
Stewart Information Services Corporation
Common Stock
Preferred Stock
Warrants
Units
Debt Securities
Purchase Contracts
By this prospectus, we may offer and sell from time to time, in one or more offerings, common stock, preferred stock, warrants, units, debt securities, purchase contracts or any combination thereof as described in this prospectus. The warrants may be convertible into or exercisable or exchangeable for common stock or preferred stock, the preferred stock may be convertible into or exchangeable for common stock and the debt securities may be convertible into or exchangeable for common stock or preferred stock. You should carefully read this prospectus, any prospectus supplement and any free writing prospectus, as well as any documents incorporated in any of the foregoing by reference, before you invest in our securities. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement or any related free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “STC.”
We may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If agents, underwriters or dealers are used to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we expect to receive from the sale of such securities will also be set forth in a prospectus supplement.

Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission, or the SEC. See the section entitled “Risk Factors” on page 5 of this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 10, 2025.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospectus may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration, we may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, purchase contracts or any combination thereof, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. Each such prospectus supplement and any free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you invest in our securities.
We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, throughout this prospectus, any applicable prospectus supplement and any related free writing prospectus, the words “Stewart,” “we,” “us,” “our,” the “Company” or similar references refer to Stewart Information Services Corporation and its subsidiaries; and the term “securities” refers collectively to our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities, purchase contracts, or any combination of the foregoing securities.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. We are subject to the information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s Electronic Data Gathering, Analysis and Retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Securities.” We will furnish a full statement of the relative rights and preferences of each class or series of our stock which has been so designated and any restrictions on the ownership or transfer of our stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Stewart Information Services Corporation, 1360 Post Oak Blvd. Suite 100, Houston, Texas 77056, Attention: Chief Legal Officer, or by telephone request to (713) 625-8100. Our website is located at http://www.stewart.com. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference has been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-02658) and any future filings we make with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this prospectus and the termination of this offering:
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Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC on February 28, 2025;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 7, 2025, August 5, 2025 and November 6, 2025, respectively;

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Current Reports on Form 8-K, as filed with the SEC on May 8, 2025, October 8, 2025 and November 7, 2025; and

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The description of our common stock contained in our registration statement on Form 8-A, which was filed with the SEC on May 30, 2001, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by contacting us, either orally or in writing, at the following:
Stewart Information Services Corporation
1360 Post Oak Blvd. Suite 100
Houston, Texas 77056
Phone: (713) 625-8100
You may also access these documents free of charge on the SEC’s website at www.sec.gov or on our website at www.stewart.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement, any related free writing prospectus, and the information incorporated by reference herein and therein contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements contain projections of our future results of operations or of our financial position or state other forward-looking information. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or the negative of such words or other similar words or phrases. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements.
These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including, without limitation the risk factors and cautionary statements described in other documents that we file from time to time with the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are on file with the SEC and are incorporated herein by reference, and the section of any accompanying prospectus supplement entitled “Risk Factors.”
Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake or intend to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein that include forward-looking statements.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are on file with the SEC and are incorporated herein by reference, and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

ABOUT THE COMPANY
Founded in 1893, we are a customer-focused, global title insurance and real estate services company offering products and services through our direct operations, network of approved agencies and other companies within the Stewart family. One of the largest title companies in the industry, we provide services to homebuyers and sellers, residential and commercial real estate professionals, mortgage lenders and servicers, title agencies, real estate attorneys and home builders. We also provide credit and real estate data services, valuation management services, online notarization and closing services, search services, home and personal insurance services, tax-deferred exchanges, and technology services to streamline the real estate process. We are headquartered in Houston, Texas and operate primarily throughout the United States (U.S.) and have regional offices in Australia, Canada and the United Kingdom.
Our principal executive offices are located at 1360 Post Oak Blvd. Suite 100, Houston, Texas 77056, and our telephone number is (713) 625-8100. We maintain a website on the Internet at http://www.stewart.com. Information that you may find on our website is not part of this prospectus and the inclusion of the website address in this prospectus is an inactive textual reference only.

USE OF PROCEEDS
Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:
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acquisitions;

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working capital;

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capital expenditures;

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repurchases of our common stock; and

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repayment of debt.

DESCRIPTION OF SECURITIES
We may offer shares of our common stock and preferred stock, various series of warrants to purchase common stock or preferred stock, debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt, purchase contracts, or any combination thereof from time to time in one or more offerings under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will describe the specific amounts, prices and other important terms of the securities.
Common Stock
We may issue and/or sell, as applicable, shares of our common stock from time to time. Holders of shares of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and do not have cumulative voting rights. Subject to the preferences that may be applicable to any then-outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.
Preferred Stock
We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the rights, preferences and privileges of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereon, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the rights, preferences and privileges of the preferred stock of such series, as well as any qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Warrants
We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Units
We may issue, in one or more series, units consisting of common stock, preferred stock, and/or warrants for the purchase of common stock and/or preferred stock in any combination. We urge you to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreement that contains the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.
We will evidence each series of units by unit certificates that we will issue. Units may be issued under a unit agreement that we enter into with a unit agent. We will indicate the name and address of the unit agent, if applicable, in the prospectus supplement relating to the particular series of units being offered.
Debt Securities
We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the particular series of debt securities being offered, as well as the complete indenture that contains the terms of the debt securities. We have filed, or will file, as exhibits to the registration statement of which this prospectus is a part, the form of indenture and any supplemental agreements that describe the terms of the series of debt securities we are offering before the issuance of the related series of debt securities.
We may evidence each series of debt securities we will issue by an indenture that we enter into with a trustee. We will indicate the name and address of the trustee, if applicable, in the prospectus supplement relating to the particular series of debt securities being offered.
Purchase Contracts
We may issue purchase contracts for the purchase or sale of:
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debt or equity securities issued by us or our subsidiaries or debt or equity securities of third parties, a basket of such securities, an index or indices or such securities or any combination of the foregoing as specified in the applicable prospectus supplement;

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currencies; or

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commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
Form of Securities
Each debt security or unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
Registered Global Securities.   We may issue the registered debt securities or units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents, the unit agents or any other agent of the Company, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions other than on these exchanges or systems or in the over-the-counter market;

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through dealers;

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through agents;

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directly to purchasers;

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in privately negotiated transactions;

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in an exchange distribution in accordance with the rules of the applicable exchange;

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in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities Act; or

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through a combination of any of these methods or any other method permitted by law.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities being offered by this prospectus will be passed upon by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Stewart Information Services Corporation as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance on the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

1,900,000 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Lead Book-Running Manager	Book-Running Manager
Goldman Sachs & Co. LLC	Citizens Capital Markets
Co-Managers
Dowling & Partners Securities, LLC	Keefe, Bruyette & Woods A Stifel Company	Stephens Inc.
Prospectus supplement dated December 10, 2025.